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                                                           EXHIBIT 10.2


                               [LETTERHEAD OF SUNTRUST]



As of September 30, 1997



Consolidated Stainless, Inc.
1601 E. Amelia Street
Orlando, FL 32803


                      RE:     SECOND AMENDMENT TO LOAN AGREEMENT

Gentlemen:


Reference is made to the Loan Agreement dated as of January 22, 1996 by and between Consolidated Stainless, Inc. and SunTrust Bank CF N.A., as amended by Amendment No. 1, dated as of August 22, 1997 ( the "Loan Agreement"). All capitalized terms used herein without definition have the respective meanings ascribed to them in the Loan.

This will confirm the agreement of Borrower and Bank to amend certain covenants contained in the Loan Agreement, as follows:


         1. NET LOSS. Section 8.1 (b) (iv) of the Loan Agreement relating to the Net Loss of Borrower for the nine (9) month period ended September 30, 1997, is hereby amended so as to provide that the Borrower shall have a Net Loss for such nine (9) month period of not greater than four million, seven hundred thousand, three hundred, and fifty six dollars ($4,700,356).


         2. EFFECTIVE NET WORTH. Section 8.1 (d) of the Loan Agreement, relating to the Effective Net Worth of Borrower as of September 30, 1997, is hereby amended so as to require Borrower to have an Effective Net Worth of not less than five million, two hundred and eighty-six thousand, two hundred and eighty-one dollars ($5,286,281) as of such date.


         3. CURRENT RATIO. Section 8.1 (f) (ii) of the Loan Agreement, relating to the Current Ratio of Borrower as of September 30, 1997, is hereby amended so as to require Borrower to have a Current Ratio of not less than 0.88 as of such date.

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Consolidated Stainless, Inc.
As of September 30, 1997
Page 2



         4. SENIOR DEBT TO EFFECTIVE NET WORTH. Section 8.1 (g) (iv) of the Loan Agreement relating to the Senior Debt to Effective Net Worth of Borrower as of September 30, 1997, is hereby amended so as to require Borrower to have Senior Debt to Effective Net Worth of not more than 8.26 to 1.0 as of such date.



         5. CAPITAL EXPENDITURES. Section 8.1 (e) (ii) of the Loan Agreement relating to Capital Expenditures of Borrower for the fiscal year ended December 31, 1997, is hereby amended so as to require Borrower to have Capital Expenditures of not more than $736,303 for such period.


Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement shall remain unchanged and in full force and effect, and are hereby ratified, confirmed and continue.

The amendments set forth herein shall only be applicable for the specific date and time period stated herein, and shall not be applicable to any other dates or any other time periods whatsoever.
Furthermore, this amendment shall not be applicable to, and shall not imply Bank's agreement to grant any amendment, consent or waiver in respect of, any covenant not specified herein, or for any date or time period not specified herein, or in any other circumstances (whether of like or unlike nature).

The effectiveness of this amendment is expressly subject to the execution and delivery by Mellon Bank, N.A. (Mellon), of an amendment agreement with Borrower relating to certain covenants under the Loan and Security Agreement dated March 10, 1997 (as amended) by and between Borrower and Mellon. Such amendment agreement must be in form and substance satisfactory to Bank in its sole discretion.

Bank hereby requests that Borrower acknowledge and confirm its agreement to the foregoing amendments by countersigning a counterpart copy of this letter. When signed, this amendment may not be altered or amended except in accordance with
Section 7 (b) of  the Loan Agreement.



Very truly yours,

SUNTRUST BANK


By: /s/ Colby Burbank
     -------------------------------
    Colby L. Burbank
    First Vice President
    Duly Authorized

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Consolidated Stainless, Inc.
As of September 30, 1997
Page 3


ACKNOWLEDGED AND AGREED TO INTENDING
TO BE LEGALLY BOUND HEREBY:

CONSOLIDATED STAINLESS, INC.


By: /s/ Burton R. Chasnov
    ----------------------------
    Burton R. Chasnov
    Chief Financial Officer
    Duly Authorized